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                                                                   Exhibit 10.32


THIS AGREEMENT is made the              day of             1996 BETWEEN:-



(1) SERIF (EUROPE) LIMITED whose registered office is situate at 1 Loughborough Road, West Bridgford, Nottingham, NG2 7LJ, whose registered number is 02117968 ("the Company")

(2)      GWYN JONES of 207 Windmill Lane, Sneinton, Nottingham ("the Employee:)

1. The Employee was employed by the Company pursuant to the terms of an agreement dated the 31st day of July 1996 ("the Employment Agreement") the terms of which provided that the Company would employ the Employee as an executive vice president for an initial period of three years from the date of the Employment Agreement and thereafter terminable by either party serving 60 days notice on the other party.

2. The Company is a wholly owned subsidiary of Allegro New Media, Inc. ("Allegro").

3.       The Company has terminated the Employee's employment with the Company.

4. In consideration of the terms of clause 8 of this Agreement and the sum of (pound sterling)1 paid on the signature hereof by the Company to the Employee the Employee agrees the terms of this Agreement for the purpose of compromising by means of full and final settlement any of the following claims which the Employee may have against the Company arising out of his employment or the termination thereof:-

         4.1 any claim for payment in lieu of notice or damages for termination of employment without notice;

         4.2      any claim for outstanding pay, holiday pay, or expenses;

         4.3 any claim for loss of benefits in kind (including the medical and dental insurance and benefit plans and policies) referred to at clause 5 (a) of the Employment Agreement;

         4.4      any claim for a redundancy payment;

         4.5      any claim for unfair dismissal;

         4.6      any claim under Part I of the Employment Rights Act 1996;
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         4.7      any other complaint under the Employment Rights Act 1996.

5. The Employee will immediately return to the Company all of the Company's property in the possession of the Employee or under the control of the Employee in good condition and order.

6. The Employee undertakes that he will not at any time after the date of this Agreement:-

         (i) disclose or make use of for his own or any other person's benefit any trade secrets or confidential information belonging to the Company or any subsidiary or holding or associated company of the Company; or

         (ii) disclose to the employees of the Company or any subsidiary or holding or associated company of the Company or to any other person the terms of this Agreement.

7. The Employee undertakes that he will not at any time following the date hereof without limitation in time make, publish or issue or cause to be made, published or issued any disparaging or derogatory statements whether in writing or otherwise concerning the Company or Allegro or any of their respective officers or employees or any of their respective subsidiary or holding or associated companies or their officers or employees.

8. In consideration of the terms of this Agreement, the Company hereby waives and releases the Employee from any claim or right of action against the Employee (other than a claim based on fraud by the Employee) and the Employee hereby waives and releases the Company from any claim or right of action against the Company in either case arising out of the Employment Agreement or otherwise in respect of the employment of the Employee by the Company.

9. This Agreement satisfies the conditions regulating compromise agreement sunder the Employment Rights Act 1996 as amended both generally and in regard to the following:-

         9.1 the Employee hereby confirms that he has received independent legal advice from a qualified lawyer as to the terms and effect of this Agreement and in particular its effect on its ability to pursue his right before an industrial tribunal;

         9.2 the said independent legal advice has been given to the Employee by Austin Moore a partner in the firm of Eking Manning, Solicitors, of 44 The Ropewalk, Nottingham, NG1 5EL, a Solicitor of the Supreme Court whose firm holds a policy of insurance covering the risk of a claim by the Employee in respect of loss arising in consequence of the advice;

         9.3 the conditions regulating compromise agreements under the provisions of Section 203 of the Employment Rights Act 1996 are satisfied.
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10.      This Agreement is made without admission of liability on the part of the Company.



SIGNED for and on behalf of         )  /s/ Barry A. Cinnamon
SERIF (EUROPE) LIMITED in           )
the presence of:-                   )  /s/ Mark E. Leininger

SIGNED by the said                  )
GWYN JONES                          )  /s/ Gwyn Jones
in the presence of:-                )


/s/ A.J. Moore
Solicitor
Nottingham